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                                       1

                                                                  Exhibit 3.2(b)

                                  BY-LAW NO. 1

              A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF THE
                             BUSINESS AND AFFAIRS OF
                               830245 ALBERTA LTD.

                                TABLE OF CONTENTS

                           SUBJECT                                                   PAGE
                           -------                                                   ----

ARTICLE I      -   INTERPRETATION ......................................................1
                           1.01 - Definitions ..........................................1
ARTICLE II     -   EXECUTION OF INSTRUMENTS ............................................2
ARTICLE III    -   DIRECTORS ...........................................................2
                           3.01 - Election and Term  ...................................2
                           3.02 - Removal of Directors..................................2
                           3.03 - Vacation of Office ...................................2
                           3.04 - Vacancies ............................................3
                           3.05 - Substitute Directors..................................3
                           3.06 - Additional Directors..................................3
ARTICLE IV     -   DIRECTORS MEETINGS AND RESOLUTIONS...................................3
                           4.01 - Actions by Directors..................................3
                           4.02 - Place of Meeting .....................................3
                           4.03 - Calling of Meetings...................................4
                           4.04 - Notice of Meeting  ...................................4
                           4.05 - First Meeting of New Board............................4
                           4.06 - Adjourned Meeting ....................................4
                           4.07 - Regular Meetings .....................................4
                           4.08 - Chairman .............................................4
                           4.09 - Quorum ...............................................5
                           4.10 - Votes ................................................5
                           4.11 - Meetings by Telephone.................................5
ARTICLE V      -   COMMITTEES ..........................................................5


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                                       2


                           5.01 - Executive Committee...................................5
                           5.02 - Other Committees of Directors.........................6
                           5.03 - Procedure ............................................6
ARTICLE VI    -  OFFICERS ..............................................................6
                           6.01 - Appointment ..........................................6
                           6.02 - Chairman of the Board.................................6
                           6.03 - Vice Chairman of the Board............................6
                           6.04 - Managing Director ....................................7
                           6.05 - President ............................................7
                           6.06 - Vice President .......................................7
                           6.07 - Secretary ............................................7
                           6.08 - Treasurer ............................................7
                           6.09 - Powers and Duties of Other Officers...................8
                           6.10 - Term of Office .......................................8
ARTICLE VII   -  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
                           7.01 - Conflict of Interest..................................8

                                            TABLE OF CONTENTS (Cont'd)
                                            -----------------


                           SUBJECT                                                     PAGE
                           -------                                                     ----

                           7.02 - Limitation of Liability ..............................8
                           7.03 - Indemnity ............................................9
                           7.04 - Insurance ............................................9
ARTICLE VIII  -  SHAREHOLDERS-MEETINGS..................................................10
                           8.01 - Annual Meetings.......................................10
                           8.02 - Special Meetings......................................10
                           8.03 - Place of Meetings.....................................10
                           8.04 - Notice of Meetings....................................10
                           8.05 - Chairman, Secretary and Scrutineers...................10
                           8.06 - Persons Entitled to be Present........................11






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                                       3

                           8.07 - Quorum ...............................................11
                           8.08 - Proxies ..............................................11
                           8.09 - Voting ...............................................11
                           8.10 - Joint Shareholders....................................12
                           8.11 - Show of Hands.........................................12
                           8.12 - Ballots ..............................................12
                           8.13 - Adjournment...........................................12
                           8.14 - Resolution in Lieu of a Meeting.......................13
                           8.15 - Participation in Meeting by Telephone ................13
ARTICLE IX   -   SHARES ................................................................13
                           9.01 - Maintenance of Register...............................13
                           9.02 - Share Certificates....................................13
                           9.03 - Replacement of Share Certificates.....................13
                           9.04 - Non-Recognition of Trusts.............................14
                           9.05 - Joint Shareholders....................................14
                           9.06 - Deceased Shareholders.................................14
                           9.07 - Lien For Indebtedness.................................14
ARTICLE X    -   DIVIDENDS .............................................................14
                           10.01 - Dividend Cheques.....................................14
                           10.02 - Non-Receipt of Cheques...............................15
                           10.03 - Unclaimed Dividends..................................15
ARTICLE XI   -   NOTICES ...............................................................15
                           11.01 - Manner of Giving Notice..............................15
                           11.02 - Notice of Joint Shareholders.........................16
                           11.03 - Computation of Time..................................16
                           11.04 - Omissions and Errors.................................16
                           11.05 - Persons Entitled by Death or
                                   Operation of Law.....................................16
                           11.06 - Waiver of Notice.....................................16
ARTICLE XII  -   EFFECTIVE DATE ........................................................17
                           12.01 - Effective Date ......................................17


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                                       1



                                    ARTICLE I
                                 INTERPRETATION

1.01 DEFINITIONS. In this By-law No. 1 and all other By-laws of the Corporation, unless otherwise specified, or unless the context otherwise requires:

         (a) "Act" means the Business Corporations Act, Chapter B-l5, S.A. l98l, or any statute that may be substituted therefor, as from time to time amended;

         (b)      "appoint" includes "elect" and vice versa;

         (c) "Articles" means the Articles of Incorporation or the Articles of Continuance of the Corporation, as the case may be, as from time to time amended or restated;

         (d)      "board"means the board of directors of the Corporation;

         (e) "By-laws" means this By-law No. l and all other By-laws of the Corporation from time to time in effect;

         (f)      "Corporation" means 830245 ALBERTA LTD.;

         (g) "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

         (h) "recorded address" means, in the case of a shareholder, his address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditors or member of a committee of the board, his latest address as recorded in the records of the Corporation;

         (i) "signing officer" means, in relation to any instrument, any person authorized to sign or certify the same on behalf of the Corporation by Section 2.01 of this

                  By-law No. 1 or by a resolution passed pursuant thereto;

Save as aforesaid, words and expressions defined in the Act have the same meaning when used in the By-Laws; and words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                   ARTICLE II
                            EXECUTION OF INSTRUMENTS

2.01 EXECUTION OF INSTRUMENTS. Deeds, transfers, assignments, contracts, obligations, certificates and other documents requiring execution by the Corporation may be signed by the Corporation by the hands of such person or persons and in such manner as the Board may from time to time designate by resolution.

                                   ARTICLE III
                                    DIRECTORS

3.01 ELECTION AND TERM. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The shareholders shall elect directors to the Board in compliance with any residency requirements in the Act and the number of directors to be elected at any such meeting shall be the number of directors then in office or, subject to the Act, the number the directors or the shareholders otherwise determine. The election shall be by ordinary resolution. A director need not be a shareholder of the Corporation.

3.02 REMOVAL OF DIRECTORS. Subject to the Act, the shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by the removal may be filled at the same meeting, failing which it may be filled by the Board.

3.03 VACATION OF OFFICE.  A director ceases to hold office when:

         (a)      he dies;
         (b)      he is removed from office by the shareholders;
         (c)      he ceases to be qualified for election as a director; or





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                                       3



         (d) his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

3.04 VACANCIES. Subject to the Act, a quorum of the Board may fill a vacancy in the Board.

3.05 SUBSTITUTE DIRECTORS. A director being absent either temporarily or permanently from the Province of Alberta may, if consented to by a majority of the other directors, appoint and authorize in writing, for a period not exceeding one (1) year from the date of such appointment, any person to attend and vote as fully and effectively as if such director were personally present at any meeting of the directors of the Corporation, and to accept any notice of such meeting. A person so appointed shall be known as and referred to as a "substitute director". For the purpose of computing a quorum of the Board for any meeting, a substitute director attending thereat shall be deemed to be a director. The appointment of a substitute director shall be executed by the director making the appointment. Such appointment may be revoked at any time upon written notice to the Corporation.

3.06 ADDITIONAL DIRECTORS. If the Articles so provide, the Board may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed l/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

                                   ARTICLE IV
                       DIRECTORS MEETINGS AND RESOLUTIONS

4.01 ACTIONS BY DIRECTORS. The Board shall manage the business and affairs of the Corporation. Subject to the restrictions contained in the Act, the powers of the Board and, if applicable, a committee of the Board, may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board or, if applicable, a committee of the Board.

4.02 PLACE OF MEETING. Meetings of the Board may be held within or outside Alberta.



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                                       4


4.03 CALLING OF MEETINGS. Meetings of the Board shall be held at such time and place as the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or any two (2) directors may determine.

4.04 NOTICE OF MEETING. Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 11.01 to each director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of the Board shall specify such matters to be dealt with at the meeting as are required by the Act to be specified therein but need not otherwise specify the purpose of or the business to be transacted at the meeting. A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the Board.

4.05 FIRST MEETING OF NEW BOARD. Provided a quorum is present, a newly elected Board may, without notice, hold their first meeting immediately following the meeting of shareholders at which that Board is elected.

4.06 ADJOURNED MEETING. Notice of an adjourned meeting of the Board is not required if a quorum was present at the original meeting and the time and place of the adjourned meeting is announced at the original meeting. Where a meeting is adjourned because a quorum is not present, a quorum will be deemed to be present at the adjourned meeting if notice of the time and place of the adjourned meeting, as well as notice that it is a meeting adjourned due to the lack of a quorum at the original meeting, is given to those entitled to notice of the originally scheduled meeting.

4.07 REGULAR MEETINGS. The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or the By-laws require that the purpose thereof or the business to be transacted thereat be specified.

4.08 CHAIRMAN. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Vice Chairman of the Board, Managing Director or President. If no such officer is present, the directors present shall choose one of their number to be chairman.



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                                       5



4.09 QUORUM. Subject always to any provisions to the contrary in the Articles or the Bylaws and to the requirements of the Act; the quorum for the transaction of business at any meeting of the Board shall consist of the greater of the minimum number of directors specified in the Articles or a majority of the directors; Provided that the Board may from time to time increase such quorum for a limited time or purpose. Notwithstanding any vacancy among the directors, a quorum of the Board may exercise all the powers of the Board.

4.10 VOTES. At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. The chairman of the meeting, who shall have an original vote, shall not have a second or casting vote.

4.11 MEETINGS BY TELEPHONE. A director may participate in a meeting of the Board or, if applicable, a committee of the Board, by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other.

                                    ARTICLE V
                                   COMMITTEES

5.01 EXECUTIVE COMMITTEE. Subject to any residency requirements contained in the Act, the Board may appoint an executive committee consisting of three (3) directors, or such larger number of directors as the Board may from time to time determine, to hold office until their successors are appointed. During the intervals between meetings of the Board, the executive committee shall possess and may exercise (subject to any restrictions contained in the Act or imposed from time to time by the Board) all of the powers of the Board to manage the business and affairs of the Corporation in such manner as the executive committee shall deem to be in the best interests of the Corporation. All proceedings of the executive committee shall be open to examination by the Board, or any of the directors, and shall be reported to the Board if and when the Board so directs. The Board may from time to time remove any member from the executive committee and may also from time to time fill any vacancy which may occur in the membership thereof.



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                                       6



5.02 OTHER COMMITTEES OF DIRECTORS. The Board may appoint one or more other committees of directors, however designated, and delegate to such committees any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.

5.03 PROCEDURE. Unless otherwise determined in the By-laws or by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, and also to elect its chairman and to regulate its procedure.

                                   ARTICLE VI
                                    OFFICERS

  6.01 APPOINTMENT. The Board may from time to time appoint a Chairman of the Board, a Vice Chairman of the Board, a Managing Director, a President, one (1) or more Vice Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one (1) or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this By-law No. 1 and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Unless otherwise specifically provided for herein, an officer may but need not be a director and two (2) or more offices may be held by the same person.

6.02 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director, and shall, when present, preside at all meetings of the Board, and of the shareholders. In addition the Board may assign to him any of the powers and duties that are by the By-laws assigned to the Managing Director or to the President; and he shall have such other powers and duties as the Board may specify.

6.03 VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall be a director and, during the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board; and he shall have such other powers and duties as the Board may specify.

6.04 MANAGING DIRECTOR. The Managing Director shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer of the Corporation and shall (subject to the authority of the Board or any restrictions contained in the Act) have full power to manage and direct the business and affairs of the Corporation; and he shall have such other powers and duties as the Board may specify. During the absence or disability of the President, or if no President has been appointed, the Managing Director shall also have the powers and duties of that office.

6.05 PRESIDENT. The President shall (subject to the authority of the Board and the Managing Director, if any) have full power to manage and direct the business and affairs of the Corporation; and he shall have such other powers and duties as the Board may prescribe or the Managing Director, within his powers, may delegate. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President shall also have the powers and duties of that office.

6.06 VICE PRESIDENT. During the absence or disability of the President, if a Managing Director has not been appointed or is absent or disabled, the President's duties shall be performed and his powers exercised by the Vice President or, if there are more than one, by the Vice President designated from time to time by the Board. A Vice President shall have such other powers and duties as the Board may prescribe or the President, within his powers, may delegate.

6.07 SECRETARY. The Secretary, as and when requested to do so, shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board, and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. He shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board. He shall be the official custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. The Secretary shall also have such other powers and duties as the Board may prescribe or the Managing Director, within his powers, may delegate.

6.08 TREASURER. The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of monies, the safekeeping of securities and the disbursements of the funds of the Corporation. He shall render to the Board whenever required an account of all his transactions as Treasurer. The Treasurer shall also have such other powers and duties as the Board may prescribe or the Managing Director, within his powers, may delegate.

6.09 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board may prescribe or the Managing Director, within his powers, may delegate. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such an assistant, unless the Board or the Managing Director otherwise directs.

6.10 TERM OF OFFICE. The Board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the Board shall hold office until his successor is appointed, or until his earlier resignation.

                                   ARTICLE VII
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 CONFLICT OF INTEREST. A director or officer shall not be required to vacate his office by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the Board or the shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

7.02 LIMITATION OF LIABILITY. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.03 INDEMNITY. Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against:

         (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suits or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, and,
         (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation,

except where such liability related to his failure to act honestly and in good faith with a view to the best interests of the Corporation; and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.04 INSURANCE. Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

                                  ARTICLE VIII
                              SHAREHOLDERS-MEETINGS

8.01 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time in each year as the Board may from time to time determine for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors and appointing auditors (if required by the Act or the Articles) and for the transaction of such other business as may properly be brought before the meeting.

8.02 SPECIAL MEETINGS. The Board may call a special meeting of shareholders at any time.

8.03 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office or any place within Alberta if the Board by resolution determines such place or, if all the shareholders entitled to vote at the meeting so agree, outside Alberta.

8.04 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders shall be given, in the manner provided in Section 11.01 not less than twenty-one (21) or more than fifty (50) days before the date on which the meeting is to be held, to each director, to the auditors if any and if required, and to each shareholder entitled to receive notice of the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors' reports, if any, election of directors and re-appointment of the incumbent auditors at an Annual Meeting shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

8.05 CHAIRMAN, SECRETARY AND SCRUTINEERS. The chairman of any meeting of shareholders shall be the first mentioned of such of the following persons who are present at the meeting: Chairman of the Board, Vice Chairman of the Board, Managing Director, President or a Vice President who is a shareholder. If no such person is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one
(1) of their number to be chairman of the meeting. If the Secretary of the Corporation is absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One (1) or more scrutineers, who need not be shareholders, may be appointed by ordinary resolution of the shareholders or by the chairman of the meeting with the consent of the meeting.

8.06 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under the provisions of the Act, the Articles or the By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.


8.07 QUORUM. A quorum for the transaction of business at any meeting of the shareholders shall be:

         (a) where the Corporation has only one (1) shareholder, or one (1) shareholder holds a majority of the shares entitled to vote at the meeting, that shareholder, in person or represented by proxy;
         (b) in all other cases two (2) shareholders personally present and owning or representing by proxy at least twenty-five (25%) per cent of the shares entitled to vote at the meeting;

If a quorum is not present at the opening of a meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

8.08 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder, or one or more alternate proxyholders, who need not be a shareholder or shareholders to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act. A proxy is valid only at the meeting in respect of which it is given or at any adjournment thereof and may be revoked in accordance with the provisions of the Act.

8.09 VOTING. At any meeting of shareholders every question shall, unless otherwise required by the Act, Articles or Bylaws, be determined by the majority of the votes cast on the question. The chairman of the meeting, who shall have an original vote, shall not have a second or casting vote.

8.10 JOINT SHAREHOLDERS. If two or more persons hold a share jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote that share; but if two or more of those persons are present in person or represented and vote, they shall vote as one the share jointly held by them.

8.11 SHOW OF HANDS. Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereafter provided. Upon a show of hands every person who is present and entitled to vote shall have one (1) vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, if such declaration is evidenced by an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the disposition of that question without proof of the number of votes recorded in favour of or against any resolution or other proceeding in respect of the said question.

8.12 BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. If a ballot is demanded on the election of a chairman of the meeting or on the question of adjournment it shall be taken forthwith without an adjournment. A ballot required or demanded on any other question shall be taken in such manner as the chairman of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles.

8.13 ADJOURNMENT. If a quorum is present at the opening of a meeting of the shareholders and, if such meeting is adjourned for a specific period less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned, and a quorum shall be deemed to be present at the adjourned meeting. Where a meeting is adjourned because a quorum is not present a quorum shall be deemed to be present at the adjourned meeting if not less than seven (7) days notice of the time and place fixed for the adjourned meeting, as well as notice that it is a meeting adjourned due to the lack of a quorum at the originally scheduled meeting, is given to those entitled to notice of the originally scheduled meeting.



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                                       13


8.14 RESOLUTION IN LIEU OF A MEETING. Notwithstanding anything contained in this By-law No. 1, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

8.15 PARTICIPATION IN MEETINGS BY TELEPHONE. A shareholder or any other person entitled to attend a meeting of shareholders may participate in a meeting of the shareholders by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other.

                                   ARTICLE IX
                                     SHARES

9.01 MAINTENANCE OF REGISTER. The Board may from time to time appoint an agent to maintain the central securities register and branch securities registers, if any. The Board may at any time terminate any such appointment.

9.02 SHARE CERTIFICATES. Share certificates and the form of stock transfer power on the reverse side thereof shall (subject to the Act) be in such form as the Board may by resolution approve and such certificates shall be signed manually by the Chairman of the Board, or the President, or the Vice President, or the Secretary, or by on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, if any. The corporate seal of the Corporation, if any, need not be impressed upon a share certificate issued by the Corporation.

9.03 REPLACEMENT OF SHARE CERTIFICATES. The Board, or any officer or agent designated by the Board for that purpose, may in their discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Treasurer (or, in the absence of or failure to act by the Treasurer, the Board) may from time to time prescribe, whether generally or in any particular case.

9.04 NON-RECOGNITION OF TRUSTS. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.05 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

9.06 DECEASED SHAREHOLDERS. In the event of the death of a holder, or of one (1) or more of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act or otherwise by law and/or upon compliance with the reasonable requirements of the Corporation and its transfer agents.

9.07 LIEN FOR INDEBTEDNESS. If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the Articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of the shares and withhold the payment of dividends on the shares.

                                    ARTICLE X
                                    DIVIDENDS

10.01 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class or series of which it has been declared and mailed by pre-paid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.02 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Treasurer (or, in the absence of or failure to act by the Treasurer, the Board) may from time to time prescribe, whether generally or in any particular case.

10.03 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                   ARTICLE XI
                                     NOTICES

11.01 MANNER OF GIVING NOTICE. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by means of telex, telecopier, telegram or any means of transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid. A notice so mailed shall be deemed to have been received as provided in the Act, and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when actually transmitted by the person giving such notice or, if dispatched or delivered, to the communication company or agency or its representative for dispatch. The Secretary shall change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee Board in accordance with any information believed by him to be reliable.

11.02 NOTICE OF JOINT SHAREHOLDERS. If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all such joint holders but notice to one (1) of such persons shall be sufficient notice to all of them.

11.03 COMPUTATION OF TIME. In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW. Every person who, by operation of law, transfer, death of a shareholder or any other reason whatsoever, shall become entitled to any share, shall be bound by every notice in respect of the share which shall have been duly given to the shareholder from whom he derives his title to the share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.06 WAIVER OF NOTICE. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the By-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the Board which may be given in any manner.

                                   ARTICLE XII
                                 EFFECTIVE DATE

12.01 EFFECTIVE DATE. This By-law No. 1 shall become effective on the date that it is made by the Board of Directors, unless the resolution making this By-law No. 1 sets forth another effective date.

                  MADE by the First Director and Confirmed by the Board of Directors of the 10th day of May, 1999, and EFFECTIVE ON THAT DATE.


                                            /s/ Tim Bowes
                                            -----------------------------
                                            TIM BOWES